UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2011

CRAY INC.

(Exact name of registrant as specified in its charter)

Washington	0-26820	93-0962605
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

901 Fifth Avenue, Suite 1000 Seattle, WA	98164
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (206) 701-2000

Registrant’s facsimile number, including area code: (206) 701-2500

None

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

Cray Inc. (the “Company”) held its Annual Meeting of Shareholders on June 16, 2011 to (i) elect eight directors to the Board of Directors, each to serve a one-year term (“Election of Directors”), (ii) vote, in an advisory or non-binding vote, on the compensation of the Company’s named executive officers as described in the Company’s proxy statement relating to its 2011 annual meeting of shareholders (“Advisory Compensation Vote”), (iii) vote, in an advisory or non-binding vote, on the frequency of future shareholder advisory votes on the compensation of the Company’s named executive officers (“Advisory Frequency Vote”), (iv) approve the Company’s Amended and Restated 2001 Employee Stock Purchase Plan (“Amended and Restated 2001 ESPP”) and (v) ratify the appointment of Peterson Sullivan LLP as the Company’s independent registered public accounting firm for fiscal year ending December 31, 2011 (“Auditor Ratification”). As of April 11, 2011, the record date for the Annual Meeting, there were 36,177,169 shares of common stock outstanding and entitled to vote. At the Annual Meeting, 33,550,069 shares of common stock were represented in person or by proxy, constituting a quorum. The certified results of the matters voted on at the Annual Meeting are set forth below.

Proposal: Election of Directors

Names	For	Withheld	Broker Non-Votes
William C. Blake	23,282,367	294,494	9,973,208
John B. Jones, Jr.	23,131,196	445,665	9,973,208
Stephen C. Kiely	23,079,775	497,086	9,973,208
Frank L. Lederman	23,100,240	476,621	9,973,208
Sally G. Narodick	23,311,817	265,044	9,973,208
Daniel C. Regis	23,301,543	275,318	9,973,208
Stephen C. Richards	23,142,983	433,878	9,973,208
Peter J. Ungaro	23,246,360	330,501	9,973,208

Proposals:	For	Against	Abstain	Broker Non-Votes
Advisory Compensation Vote	23,013,749	511,826	51,286	9,973,208
Amended and Restated 2001 ESPP	22,713,961	832,308	30,592	9,973,208
Auditor Ratification	32,847,532	300,723	401,814	0

Proposal:	One Year	Two Years	Three Years	Abstain	Broker Non-Votes
Advisory Frequency Vote	20,958,746	217,211	2,320,757	80,147	9,973,208

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, as amended, the registrant caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

June 20, 2011

Cray Inc.

By:	/s/ MICHAEL C. PIRAINO
Michael C. Piraino Vice President and General Counsel